EXHIBIT 99.1

6500 West Freeway, Suite 800 Fort Worth, Texas 76116 817.989.9000 telephone 817.989.9001 facsimile www.approachresources.com
News Release
Approach Resources Inc.
Reports First Quarter 2008 Results,
Increases 2008 Capital Budget and
Raises Production Guidance for 2008
     Fort Worth, Texas, May 6, 2008 — Approach Resources Inc. (NASDAQ: AREX) today reported its first quarter 2008 financial and operating results.
Highlights
     Highlights from the first quarter 2008 include:
•	Production increased 46% to 2.0 Bcfe,

•	Revenues increased 102% to $19.0 million,

•	Net income rose to $2.8 million or $0.13 per diluted share,

•	Excluding an unrealized loss on commodity derivatives, adjusted net income was $5.9 million or $0.29 per diluted share, and

•	EBITDAX increased 75% to $15.2 million.
First Quarter 2008
     Production for the first quarter of 2008 totaled 2.0 Bcfe, compared to 1.4 Bcfe produced in the first quarter of 2007, an increase of 46%. First quarter 2008 production was 84% natural gas and 16% oil and NGLs, compared to 91% natural gas and 9% oil and NGLs in the first quarter of 2007.
     Net income for the first quarter of 2008 was $2.8 million, or $0.13 per diluted share, on revenues of $19.0 million, compared to a net loss of $581,000, or $0.06 per diluted share, on revenues of $9.4 million for the first quarter of 2007. A pre-tax unrealized loss on commodity derivatives decreased net income for the first quarter of 2008 by $4.9 million. Excluding the unrealized loss on commodity derivatives and the related income taxes, adjusted net income (a non-GAAP measure) for the first quarter of 2008 was $5.9 million, or $0.29 per diluted share, compared to $2.4 million, or $0.26 per diluted share, for the first quarter of 2007.

     EBITDAX (a non-GAAP measure) for the first quarter of 2008 was $15.2 million, compared to $8.7 million for the first quarter of 2007.
     The Company’s average realized natural gas, oil and NGL prices for the first quarter of 2008, before the effect of commodity derivatives, were $8.93 per Mcf, $97.91 per Bbl and $50.95 per Bbl, respectively, compared to $6.70 per Mcf, $56.22 per Bbl and $30.12 per Bbl for the first quarter of 2007.
     For the first quarter of 2008, lease operating expenses were $1.4 million, or $0.71 per Mcfe, compared to $980,000, or $0.72 per Mcfe, in the first quarter of 2007. Depletion, depreciation and amortization expense for the first quarter of 2008 was $5.2 million, or $2.64 per Mcfe, compared to $3.1 million, or $2.28 per Mcfe, for the prior year quarter. In the first quarter of 2008, dry hole costs totaled $491,000, or $0.25 per Mcfe, compared to $623,000, or $0.46 per Mcfe, for the first quarter of 2007. General and administrative expenses for the first quarter of 2008 were $1.9 million, or $0.98 per Mcfe, compared to $1.5 million, or $1.11 per Mcfe, in the first quarter of 2007. General and administrative expenses for the first quarter of 2008 included approximately $325,000, or $0.16 per Mcfe, of professional fees related to the year ended December 31, 2007. Severance and production taxes for the first quarter of 2008 were $753,000, or 4.0% of revenues, compared to $375,000, or 4.0% of revenues, for the first quarter of 2007.
     Capital expenditures for drilling and development in the first quarter of 2008 were $15.5 million. For the first quarter of 2008, the Company drilled or participated in a total of 23 (15.9 net) wells, 15 (11 net) of which were completed as producers, five (2.4 net) of which were in various stages of completion and three (2.5 net) of which were abandoned.
2008 Capital Expenditure Budget and Production Guidance
     The Company has increased its 2008 capital expenditure budget from $64.3 million to $80.0 million, a 24% increase. The Company plans to increase capital expenditures by $10.9 million in Cinco Terry and $8.4 million in Ozona Northeast. The Company expects to defer 2008 capital expenditures by $3.6 million in New Mexico. Beginning in June 2008, the Company anticipates adding two rigs to its drilling program through December 31, 2008. In April 2008, the Company moved a rig to Cinco Terry from Ozona Northeast. The Company plans to begin running two rigs in Ozona Northeast beginning in June 2008. The expected addition of two rigs in June will bring the Company’s total working rig count to five, with two running in Cinco Terry, two running in Ozona Northeast and one running in North Bald Prairie.
     Regarding the capital expenditure budget increase, Ross Craft, President and CEO of the Company, commented, “The increase in the capital expenditure budget reflects several positive factors for the Company. We are operating in a favorable price environment for natural gas, oil and NGLs. Also, we recently expanded our acreage position in Cinco Terry and are encouraged by the success we have seen in Cinco Terry to date. Further, we are reprocessing 3-D seismic shot over Ozona Northeast, which should allow us to identify Canyon sand channels more effectively.”
     In addition to the capital expenditure budget increase, the Company increased its 2008 production target from 8,120 MMcfe — 8,450 MMcfe to 8,500 MMcfe — 9,000 MMcfe. Based on 2007 production of 7,095 MMcfe (after giving effect to the Ozona Northeast working interest acquisition in November 2007), the Company’s revised 2008 production target represents an increase in targeted production growth rate from 14% — 19% to 20% — 27%. The Company’s production guidance is forward-looking information and subject to a number of risks and uncertainties, many of which are beyond the Company’s control, as further described later in this press release.

Borrowing Base Increase
     The Company’s bank group, The Frost National Bank and JPMorgan Chase Bank, NA, has completed its semi-annual borrowing base review and increased the Company’s borrowing base from $75 million to $100 million under the Company’s $200 million credit facility. The increase in the borrowing base is attributable to the Company’s December 31, 2007 reserve report. The Company expects the borrowing base to be effective until October 1, 2008 or until the Company or the bank group requests an unscheduled re-determination. As of March 31, 2008, the Company had $7.3 million outstanding under its credit facility.
Northern New Mexico Update
     In late April 2008, the Board of County Commissioners of Rio Arriba County, New Mexico adopted an ordinance purporting to impose a 120-day moratorium on all oil and gas drilling on private lands in Rio Arriba County. The moratorium covers all of the Company’s 90,300-acre El Vado East prospect in Rio Arriba County. In addition to the moratorium, the Company has received notice from the county that, after the expiration of the moratorium, the county intends to require the Company to apply for a local zoning permit for oil and gas development in El Vado East. The county has informed the Company that the local permitting process, including public hearings, could take an additional 120 days.
     The Company is evaluating its alternatives, but the county’s recent actions are expected to delay the Company’s drilling plans in El Vado East. As a result, the Company may not be able to meet its commitment under its mineral lease for El Vado East to drill a minimum of eight wells before the primary term of the lease expires on April 2, 2009. The failure to meet this drilling commitment could result in the termination of the mineral lease, unless the Company agrees with its mineral lessor to extend the primary term of the lease or the drilling commitment is otherwise extended under the terms of the lease. The Company’s lease for El Vado East provides that if the Company’s drilling operations are delayed or prevented as a result of a governmental or regulatory order or by failure to obtain permits, then the Company’s drilling commitment will be extended until 60 days after the cause of the delay is removed, as long as the primary term of the lease is not extended by more than four years. The Company has notified the lessor of the expected delay.
Conference Call Information
     The Company will host a conference call on Wednesday, May 7, 2008, at 10:00 a.m. CDT (11:00 a.m. EDT) to discuss its first quarter 2008 results. To participate in the conference call, domestic participants should dial (888) 891-7634 and international participants should dial (719) 955-1566 approximately 15 minutes before the scheduled conference time. To access the simultaneous webcast of the conference call, please visit the events and presentations page under the investor relations section of the Company’s web site, www.approachresources.com, 15 minutes before the scheduled conference time to register for the webcast and install any necessary software. A replay of the webcast will be available for one year on the Company’s web site.
Forward-Looking Statements and Cautionary Statements
     This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future are forward-looking statements. Without limiting the generality of the foregoing, forward-looking statements contained in this press release specifically include the expectations of plans, strategies, objectives and anticipated financial and operating results of the Company, including as to the Company’s drilling program, production, capital expenditure levels and other guidance included in this press release. These statements are based on certain assumptions made by the Company based on management’s experience and perception of historical trends, current conditions, anticipated future developments and other factors believed to be appropriate. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements. These include risks relating to financial performance and results, prices and demand for natural gas and oil, availability of drilling equipment and personnel, availability of sufficient capital to execute the Company’s business plan, the Company’s ability to replace reserves and efficiently develop and exploit its current reserves and other important factors that could cause actual results to differ materially from those projected as described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007 and filed with the Securities and Exchange Commission on March 28, 2008. Any forward-looking statement speaks only as of the date on which such statement is made and the Company undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law.
About Approach Resources Inc.
     Approach Resources Inc. is an independent energy company engaged in the exploration, development, production and acquisition of unconventional natural gas and oil properties in the United States and British Columbia. The Company focuses on natural gas and oil reserves in tight sands and shale. The Company operates or holds leases in Texas, Kentucky and New Mexico and has a non-operating interest in British Columbia. For more information about the Company, please visit www.approachresources.com.

UNAUDITED RESULTS OF OPERATIONS

	Three Months Ended
	March 31,
	2008	2007
Revenues (in thousands):
Gas	$14,872	$8,255
Oil	3,085	1,090
NGLs	1,061	47

Total oil and gas sales	19,018	9,392

Realized gain on commodity derivatives	61	2,155

Total oil and gas sales including derivative impact	$19,079	$11,547

Production:
Gas (MMcf)	1,666	1,231
Oil (MBbls)	32	19
NGLs (MBbls)	21	2

Total (MMcfe)	1,979	1,357

Average prices:
Gas (per Mcf)	$8.93	$6.70
Oil (per Bbl)	97.91	56.22
NGLs per (Bbl)	50.95	30.12

Total (per Mcfe)	$9.61	$6.92

Realized gain on commodity derivatives (per Mcfe)	0.03	1.59

Total per Mcfe including derivative impact	$9.64	$8.51

Costs and expenses (per Mcfe):
Lease operating expenses	$0.71	$0.72
Severance and production taxes	0.38	0.28
Exploration	0.25	0.46
General and administrative	0.98	1.11
Depletion, depreciation and amortization	2.64	2.28

APPROACH RESOURCES INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	Three Months Ended
	March 31,
In thousands, except shares and per share amounts	2008	2007
REVENUES:
Oil and gas sales	$19,018	$9,392
EXPENSES:
Lease operating	1,397	980
Severance and production taxes	753	375
Exploration	491	623
General and administrative	1,946	1,512
Depletion, depreciation and amortization	5,216	3,091

Total expenses	9,803	6,581

OPERATING INCOME	9,215	2,811
OTHER:
Interest expense, net	(148)	(956)
Realized gain on commodity derivatives	61	2,155
Unrealized loss on commodity derivatives	(4,879)	(4,626)

INCOME (LOSS) BEFORE (BENEFIT) PROVISION FOR INCOME TAXES	4,249	(616)
PROVISION (BENEFIT) FOR INCOME TAXES	1,487	(35)

NET INCOME (LOSS)	$2,762	$(581)

EARNINGS (LOSS) PER SHARE:
Basic	$0.13	$(0.06)

Diluted	$0.13	$(0.06)

WEIGHTED AVERAGE SHARES OUTSTANDING:
Basic	20,622,746	9,501,390

Diluted	20,757,513	9,501,390

UNAUDITED SELECTED FINANCIAL DATA

	March 31,	December 31,
Unaudited Consolidated Balance Sheet Data (in thousands):	2008	2007
Cash and cash equivalents	$1,336	$4,785
Other current assets	17,243	12,362

Property and equipment, net, successful efforts method	240,443	230,478
Other assets	1,015	1,101

Total assets	$260,037	$248,726

Current liabilities	$21,354	$22,017
Long-term debt	7,290	—
Other long-term liabilities	28,556	26,890
Stockholders’ equity	202,837	199,819

Total liabilities and stockholders’ equity	$260,037	$248,726

	Three Months Ended
	March 31,
Unaudited Consolidated Cash Flow Data (in thousands):	2008	2007
Operating activities	$4,863	$5,688
Investing activities	$(15,606)	$(9,718)
Financing activities	$7,290	$4,493
Effect of foreign currency translation	$4	$—
Supplemental Non-GAAP Financial Measures
     This release contains certain financial measures that are non-GAAP measures. The Company has provided reconciliations within this release of the non-GAAP financial measures to the most directly comparable GAAP financial measures. These non-GAAP financial measures should be considered in addition to, but not as a substitute for, measures of financial performance prepared in accordance with GAAP that are presented in this release.
Adjusted Net Income
     This release contains the non-GAAP financial measure adjusted net income, which excludes the pre-tax unrealized loss on commodity derivatives. Historically, the Company has not designated its derivative instruments as cash-flow hedges. The Company records its open derivative instruments at fair value on its consolidated balance sheets as either unrealized gains or losses on commodity derivatives. The Company records changes in such fair value in earnings on its consolidated statements of operations under “unrealized loss on commodity derivatives.” The unrealized loss on commodity derivatives was $4.9 million for the three months ended March 31, 2008. Net of taxes, the unrealized loss on commodity derivatives was $3.2 million.
     The amounts included in the calculation of adjusted net income below were computed in accordance with GAAP. The Company believes adjusted net income is useful to investors because it provides readers with a more meaningful measure of the Company’s profitability before recording unrealized losses on commodity derivatives.

     The following table provides a reconciliation of adjusted net income, or net income before the unrealized loss on commodity derivatives and related tax effect, for three months ended March 31, 2008 and 2007, respectively (in thousands):

	Three Months Ended
	March 31,
	2008	2007
Net income (loss)	$2,762	$(581)
Effect of unrealized loss on commodity derivatives:
Unrealized loss on commodity derivatives	4,879	4,626
Related deferred income tax	(1,708)	(1,603)

Net effect of unrealized loss on commodity derivatives	3,171	3,023

Adjusted net income	$5,933	$2,442

Adjusted net income per diluted share	$0.29	$0.26

EBITDAX
     EBITDAX is presented herein and reconciled to the GAAP measure of net income because of its wide acceptance by the investment community as a financial indicator of a company’s ability to internally fund development and exploration activities. The Company defines EBITDAX as net income, plus (1) exploration and impairment expense, (2) depletion, depreciation and amortization expense, (3) share-based compensation expense, (4) unrealized loss on commodity derivatives, (5) interest expense and (6) income taxes. EBITDAX is not a measure of net income or cash flow as determined by GAAP.
     The Company’s EBITDAX measure provides additional information that may be used to better understand its operations. EBITDAX is one of several metrics that the Company uses as a supplemental financial measurement in the evaluation of our business and should not be considered as an alternative to, or more meaningful than, net income, as an indicator of our operating performance. Certain items excluded from EBITDAX are significant components in understanding and assessing a company’s financial performance, such as a company’s cost of capital and tax structure, as well as the historic cost of depreciable assets, none of which are components of EBITDAX. EBITDAX as used by us may not be comparable to similarly titled measures reported by other companies. The Company believes that EBITDAX is a widely followed measure of operating performance and is one of many metrics used by our management team and by other readers of the Company’s consolidated financial statements. For example, EBITDAX can be used to assess our operating performance and return on capital in comparison to other independent exploration and production companies without regard to financial or capital structure, and to assess the financial performance of the Company without regard to capital structure or historical cost basis.

     The following table provides a reconciliation of net income (loss) to EBITDAX (in thousands):

	Three Months Ended
	March 31,
	2008	2007
Net income (loss)	$2,762	$(581)
Exploration	491	623
Depletion, depreciation and amortization	5,216	3,091
Share-based compensation expense	226	—
Unrealized loss on commodity derivatives	4,879	4,626
Interest expense	148	956
Income taxes	1,487	(35)

EBITDAX	$15,209	$8,680

Glossary of Terms Not Otherwise Defined in This Release:
Bbl. One stock tank barrel, of 42 U.S. gallons liquid volume, used herein to reference oil, condensate or NGLs.
Bcfe. Billion cubic feet of natural gas equivalent, determined using the ratio of six Mcf of natural gas to one Bbl of oil, condensate or NGLs.
GAAP. Generally accepted accounting principles in the United States.
MBbl. Thousand barrels of oil, condensate or NGLs.
Mcf. Thousand cubic feet of natural gas.
Mcfe. Thousand cubic feet equivalent, determined using the ratio of six Mcf of natural gas to one Bbl of oil, condensate or NGLs.
MMcf. Million cubic feet of natural gas.
MMcfe. Million cubic feet equivalent, determined using the ratio of six Mcf of natural gas to one Bbl of oil, condensate or NGLs.
NGLs. Natural gas liquids.
Contact:
J. Ross Craft
Steven P. Smart
J. Curtis Henderson
Approach Resources Inc.
(817) 989-9000
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